                                                                       EXHIBIT 5

                         [LATHAM & WATKINS LETTERHEAD]





                                February 3, 1999






Greenwood Trust Company, as Originator
  of Discover Card Master Trust I
12 Read's Way
New Castle, Delaware 19720

              Re:  Discover Card Master Trust I, Series 1999-1
                   Registration Statement on Form S-3

Ladies and Gentlemen:

         At your request, we have examined your Registration Statement on Form S-3 (Registration No. 333-62263), together with the exhibits thereto (the "Registration Statement"), registering credit card pass-through certificates representing undivided interests in the Discover Card Master Trust I (the "Trust") and the related Prospectus and Prospectus Supplement, each dated January 29, 1999 (together, the "Prospectus"), filed by you with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of Series 1999-1 5.30% Class A Credit Card Pass-Through Certificates and Series 1999-1 5.55% Class B Credit Card Pass-Through Certificates (together, the "Series 1999-1 Certificates"). The Series 1999-1 Certificates will be issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 1993, which is incorporated by reference to Exhibit 4.1 of your Registration Statement on Form S-1 (Registration No. 33-71502), as amended by the First Amendment to the Pooling and Servicing Agreement, dated as of August 15, 1994, which is incorporated by reference to Exhibit 4.2 of the Trust's Current Report on Form 8-K dated August 1, 1995, by the Second Amendment to the Pooling and Servicing Agreement, dated as of February 29, 1996, which is incorporated by reference to
Exhibit 4.4 of the Trust's Current Report on Form 8-K dated April 30, 1996, by the

[LATHAM & WATKINS LOGO]

     Greenwood Trust Company
     February 2, 1999
     Page 2


Third Amendment to the Pooling and Servicing Agreement, dated as of March
30, 1998, which is incorporated by reference to Exhibit 4.1(d) of the Trust's Registration Statement on Form 8-A filed on April 13, 1998, and by the Fourth Amendment to the Pooling and Servicing Agreement, dated as of November 30, 1998, which is incorporated by reference to Exhibit 4.1 of the Trust's Current Report on Form 8-K dated November 30, 1998, and as supplemented by a related Series Supplement (the "Series 1999-1 Supplement"), a copy of the form of which is included as Exhibit 4.4 to the Registration Statement and the specific terms of which are summarized in the Prospectus, each by and between Greenwood as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee. We are familiar with the proceedings taken by Greenwood as originator of the Trust in connection with the authorization of the issuance and sale of the Series 1999-1 Certificates, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

         We are opining herein as to the effect on the subject transactions of only United States federal law and the laws of the State of New York, and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

         Based on the foregoing, we are of the opinion, as of the date hereof, that the Series 1999-1 Certificates, upon issuance and sale thereof in the manner described in the Prospectus and as provided in the Pooling and Servicing Agreement and the related Series 1999-1 Supplement, will be validly issued, fully paid and nonassessable, and enforceable in accordance with their terms and entitled to the benefits of the Pooling and Servicing Agreement and the related Series 1999-1 Supplement, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or by general principles of equity (whether considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

         In rendering our opinion, we have assumed that, upon or prior to the issuance and sale of the Series 1999-1 Certificates, (i) the Series 1999-1 Supplement will be duly authorized, executed and delivered by the Trustee and
(ii) all documents required to be executed and delivered in connection with the issuance and sale of the Series 1999-1 Certificates will be so executed and delivered by properly authorized persons.

         We hereby consent to the filing of (i) this opinion and (ii) the opinion to be filed as Exhibit 8, in each case as part of the Trust's Current Report on Form 8-K, dated February 3, 1999.



                                      Very truly yours,

                                      /s/ Latham & Watkins